POWER OF ATTORNEY
Know all by these presents, that the undersigned
hereby authorizes Nancy Wojtas, Danielle Reed, Keith
Pisani, Heather Rosmarin or Diane James of Cooley
Godward LLP or Tyler Wall, George de Urioste or Cary
Morgan of Chordiant Software, Inc., a Delaware
corporation (the Company), to execute for and on
behalf of the undersigned, in the undersigned's
capacity as an officer of the Company, Forms 3, 4 and
5, and any Amendments thereto, and cause such form(s)
to be filed with the United States Securities and
Exchange Commission pursuant to Section 16(a) of the
Securities Act of 1934, relating to the undersigned's
beneficial ownership of securities in the Company.
The undersigned hereby grants to each such attorney-
in-fact full power and authority to do and perform any
and every act and thing whatsoever requisite,
necessary, or proper to be done in the exercise of any
of the rights and powers herein granted, as fully to
all intents and purposes as the undersigned might or
could do if personally present, with full power of
substitution or revocation, hereby ratifying and
confirming all that such attorney-in-fact, or such
attorney-in-fact's substitute or substitutes, shall
lawfully do or cause to be done by virtue of this
power of attorney and the rights and powers herein
granted.  The undersigned acknowledges that the
foregoing attorneys-in-fact, in serving in such
capacity at the request of the undersigned, are not
assuming, nor is the Company assuming, any of the
undersigned's responsibilities to comply with
Section 16 of the Securities Exchange Act of 1934.
This Power of Attorney shall remain in full force
and effect until the undersigned is no longer required
to file Forms 3, 4 and 5 with respect to the
undersigned's holdings of, and transactions in,
securities issued by the Company, unless earlier
revoked by the undersigned in a signed writing
delivered to the foregoing attorneys-in-fact.
In Witness Whereof, the undersigned has cause
this Power of Attorney to be executed as of this 6th
day of January, 2005.
/S/ Charles E. Hoffman
Charles E. Hoffman


AUTHORIZATION LETTER


Janaury 6, 2005



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549
Attn: Filing Desk


To Whom It May Concern:

By means of this letter I authorize Nancy Wojtas, Keith
Pisani, Heather Rosmarin or Diane James or Danielle Reed of Cooley Godward LLP or Tyler Wall, George de Urioste or Cary Morgan of Chordiant Software, Inc., to sign on my behalf all forms required under Section 16(a) of the Securities Exchange Act of 1934, as amended, relating to transactions involving the stock or derivative securities of Chordiant Software, Inc. (the Company).
Such individuals are accordingly authorized to sign any Form 3, Form 4, Form 5 or amendment thereto and any Form
13D or 13G which I am required to file with the same effect as if I had signed them myself.

This authorization shall remain in effect until revoked in writing by me.

Yours truly,



/s/ Charles E. Hoffman
Charles E. Hoffman




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